UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2026

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 22, 2026, Autodesk, Inc. (“Autodesk” or the “Company”) announced a world-wide restructuring plan (the “Plan”) that marks the final phase of its sales and marketing optimization.

Over the past few years, Autodesk has evolved its go-to-market strategy, streamlined customer engagement, and enhanced its sales channels to drive sustainable growth, while improving efficiency and driving operating margin growth. The implementation of this Plan will mark the culmination of Autodesk’s sales and marketing optimization program. Separately, the Plan also reallocates resources in certain other functions to accelerate Autodesk’s strategic priorities.

The Company expects this Plan to result in the termination of approximately 7% of its workforce, or approximately 1,000 employees, with a significant portion of the reductions occurring within customer-facing sales functions. A portion of the resulting savings will be reinvested in key strategic priorities across the Company throughout its fiscal year ending January 31, 2027.

The Company expects to incur total pre-tax restructuring charges of approximately $135 million to $160 million, which is primarily attributable to employee termination benefits, in connection with the Plan. Substantially all of the pre-tax restructuring charges will result in cash expenditures during fiscal year 2027 (ending January 31, 2027).

The Company expects to record pre-tax restructuring charges of approximately $90 million to $110 million in the fourth quarter of fiscal year 2026 (ending January 31, 2026), and the remainder during fiscal year 2027. The Company expects to complete the Plan by the end of its fourth quarter of fiscal year 2027, subject to local law and consultation requirements.

Item 7.01. Regulation FD Disclosures.

The Company continued to execute its strategic plans effectively during the fourth quarter of fiscal year 2026, driving strong and consistent business performance. As a result, the Company now expects its fourth quarter of fiscal year 2026 and full-year billings, revenue, non-GAAP operating margin, non-GAAP earnings per share, and free cash flow to all be above the top end of its guidance as provided on its third quarter of fiscal year 2026 earnings call on November 25, 2025. The Company intends to exclude the charges associated with the Plan from its non-GAAP financial measures.

A letter to the Company’s employees from Andrew Anagnost, the Company’s President and Chief Executive Officer, regarding the reduction in force under the Plan is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
99.1	Letter to Autodesk, Inc. Employees from Andrew Anagnost dated as of January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Caution Regarding Forward-Looking Statements

This report and its exhibit(s) contain forward-looking statements that involve risks and uncertainties, including statements regarding the Plan; its expected impact, costs, benefits, and accounting treatment; estimated quantitative information regarding the Plan; the update to the Company’s previously stated guidance and the impact of the Plan on such guidance; statements regarding our strategies; and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this report, including: the risk that we may not realize the anticipated benefits of the Plan to the extent or as quickly as anticipated or at all, the risk that the Plan costs and charges may be greater than anticipated, the risk the Plan could negatively impact to our ability to recruit and retain skilled personnel, the risk that the Plan could negatively impact our business operations, the risk that we do not meet our updated guidance expectations, and other economic factors. Further information on potential factors that could affect the Plan or our financial results are included in Autodesk's Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

/s/ JANESH MOORJANI
Janesh Moorjani
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date:  January 22, 2026